                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 18, 2004

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE

ITEM 5.    OTHER ITEMS

     Subsequent to the issuance of its consolidated financial statements for the year ended September 30 2003, the Company, after consultation with its auditors, determined that the gain from debt extinguishment should have been classified in other expenses (income) rather than operating expenses in its consolidated statements of operations.

     As a result, operating loss for the year ended September 30, 2003 has been increased by $6.6 million from the amount previously reported with a corresponding decrease in other expenses (income). Such restatement does not change our balance sheet or statement of cash flows and has no effect on the previously reported net loss, earnings per share or net worth.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        The following Financial Statements are attached as Exhibits and incorporated by reference.

99.1     Financial information for the fiscal year ended September 30, 2003.

99.2     Consent of Deloitte & Touche L.L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                EMCORE CORPORATION
                                (Registrant)

                                By:  /s/ Thomas G. Werthan
                                     -----------------------------------
                                     Thomas G. Werthan
                                     Chief Financial Officer

Dated:  May 19, 2004

                                  EXHIBIT INDEX

Exhibit   Description
---------------------

99.1     Financial information for the fiscal year ended September 30, 2003.

99.2     Consent of Deloitte & Touche L.L.P.